CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of JPMorgan Trust I of our reports dated December 21, 2023, relating to the financial statements and financial highlights for the funds constituting JPMorgan Trust I listed in Appendix A (the “Funds”), which appear in the Funds’ Annual Report on Form N-CSR for the year ended October 31, 2023. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

February 21, 2024

Appendix A

JPMorgan Developed International Value Fund (formerly JPMorgan International Value Fund)

JPMorgan Emerging Markets Equity Fund

JPMorgan Europe Dynamic Fund

JPMorgan Global Allocation Fund

JPMorgan Income Builder Fund

JPMorgan International Equity Fund

JPMorgan International Focus Fund

JPMorgan Research Market Neutral Fund

JPMorgan Tax Aware Real Return Fund

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